SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549




                                FORM 8-K

                             CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of
                  the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)   October 13, 1995

                       HORMEL FOODS CORPORATION
        (Exact name of registrant as specified in its charter)

                                DELAWARE
            (State or other jurisdiction of incorporation)



         1-2402                               41-0319970
(Commission File Number)          (IRS Employer Identification Number)



1 Hormel Place,   Austin, Minnesota                 55912
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: (507) 437-5737



Pages: This report contains four (4) pages numbered sequentially from this cover page.












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Item 5.  OTHER MATERIALLY IMPORTANT EVENTS



October 13, 1995


The Company announced today that it expects earnings for the fiscal year which ends October 28, 1995, to meet or slightly exceed last year's earnings per share of $1.54. The anticipated results for the year are below Wall Street estimates which average $1.76 per share.

The text of the Company's press release making this announcement is as follows:

FOR RELEASE UPON RECEIPT:

AUSTIN, MINN. (Oct. 13, 1995) -- Hormel Foods Corporation reported today it expects earnings for the fiscal year which ends October 28, 1995, to be below current Wall Street estimates. In making the announcement, the company indicated it anticipates results for the year may meet or slightly exceed last year's earnings per share of $1.54. Current Wall Street estimates for the year average $1.76 per share.

"Comparisons made for the fourth quarter of fiscal 1995 and the first quarter of fiscal 1996 are against unusually fine quarters of the previous years," said Joel W. Johnson, president and chief executive officer. "Pork raw material prices were very favorable one year ago, dropping as low as $26 per hundredweight for live hogs in the fourth quarter of 1994 and the first quarter of 1995. In contrast to the extremely low prices experienced last year, the current quarter has seen sharply higher prices which climbed to $50 per hundredweight at one point and presently remain around $47 per hundredweight."

Despite the unpredictable nature of the hog market, Johnson emphasized that increased investments continue to be made in marketing and promotion and in capital additions to property, plant and equipment. "We fully expect these investments to provide important future rewards in support of new and established products and in the quality and efficiency with which they are produced." He noted that record 1995 marketing expenditures have helped provide increased sales in branded products for both the company's Foodservice Group and Meat Products Group. Tonnage volume in the Grocery Products Division, he said, has been suppressed due to reductions in major retailer inventories largely attributed to an industrywide move to a "just-in-time" replenishment system.








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Johnson stated that Jennie-O Foods, Inc., based in Willmar, Minn., will have a good year but that profits will be lower than anticipated. "The summer's extraordinary heat levels caused high mortality losses which, in turn, contributed to reduced turkey supplies." In September, Dubuque Foods, Inc., terminated its purchase of the fresh pork output of FDL Foods, Inc., because of management's confidence it could obtain needed raw materials more efficiently from other sources. This move, Johnson added, is also expected to improve results in the years ahead.

"We remain confident about our ability to continue to grow the profitability of the business," said Johnson. "Our strategies are sound and resources are in place to accomplish continued profit growth and marketplace success."












































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                         SIGNATURES



Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                               HORMEL FOODS CORPORATION
                                    (Registrant)




                              By
                                D. J. HODAPP
                                Executive Vice President
                                and Chief Financial Officer




                              By
                                R. J. THATCHER
                                Vice President and
                                Treasurer











Dated: October 13, 1995














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